Limoneira Company
Loan No. 9259535-03

THIRD AMENDMENT TO AMENDED AND RESTATED LINE OF CREDIT AGREEMENT

This Third Amendment to Amended and Restated Line of Credit Agreement (the "Amendment") is dated and made effective as of March 19, 2014 between **LIMONEIRA COMPANY**, a Delaware corporation ("Borrower") and **RABOBANK, N.A.**, a national banking association ("Lender").

Borrower and Lender have entered into that certain Amended and Restated Line of Credit Agreement dated December 15, 2008, as amended by that certain (i) Amendment to Amended and Restated Line of Credit Agreement dated May 12, 2009, (ii) Second Amendment to Amended and Restated Line of Credit Agreement dated November 14, 2011 (that agreement, together with all other extensions, renewals, modifications, substitutions and amendments thereof, is referred to herein as the "Credit Agreement"). Each capitalized term used in this Amendment that is defined in the Credit Agreement and not defined in this Amendment will have the meaning specified in the Credit Agreement.

Borrower has executed and delivered to Lender that certain Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing dated December 15, 2008, and recorded on December 26, 2008, in the official records of Ventura County, California (the "Land Records"), as Document 20081226-00183976-0, as amended by that certain (i) First Amendment to Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing dated May 12, 2009, and recorded on May 19, 2009, in the Land Records, as Document No. 20090519-00081474-0; and (ii) Second Amendment to Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing dated November 14, 2011, and recorded on November 25, 2011, in the Land Records, as Document No. 20111125-00179394-0 (that deed of trust, together with all other modifications and amendments thereof, is referred to as the "Existing Deed of Trust"), to secure the payment and performance of Borrower's obligations under the Credit Agreement.

Borrower desires to substitute or exchange certain collateral in place of part of the Collateral, and Lender has agreed to accept certain substitute or exchange collateral in place of part of the Collateral, on the terms and subject to the conditions of this Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1.01 **Reduction in the Amount of Existing Letter of Credit**. Borrower acknowledges that Lender has, at the request of Borrower, issued two (2) Letters of Credit as follows: Letter of Credit in the amount of $205,000.00; and Letter of Credit in the amount of $70,000.00. Borrower and Lender agree that the amount of the Letter of Credit issued in the original amount of $70,000.00 shall be reduced to $9,000.00.

Section 1.02 **Release of Security Interest in Certain Real Property Under Existing Deed of Trust**. Lender hereby agrees to execute and record in the Land Records a partial reconveyance under the Existing Deed of Trust, in form and substance acceptable to Lender in Lender's sole discretion, to release Lender's security interest in that certain real property located in Ventura County, California, commonly referred to as the Teague McKevett Ranch, as more particularly described on **Exhibit "A"** attached hereto and incorporated herein by this reference.

Section 1.03 **Grant of Security Interest in Additional Real Property Under New Deeds of Trust**.

(a) Borrower hereby agrees to execute and deliver to lender a deed of trust, in form and substance acceptable to Lender in Lender's sole discretion, granting to Lender a first priority security interest in that certain real property located in Ventura County, California, commonly referred to as the San Cayetano Ranch, as more particularly described on **Exhibit "B"** attached hereto and incorporated herein by this reference (also referred to as the Additional Real Property), to secure the payment and performance of Borrower's obligations under the Credit Agreement (the "Ventura Co. Deed of Trust").

(b) Borrower hereby agrees to execute and deliver to lender a deed of trust, in form and substance acceptable to Lender in Lender's sole discretion, granting to Lender a first priority security interest in that certain real property located in Tulare County, California, commonly referred to as the Martinez Ranch, Chambers (Stage Coach Ranch), and the Bar W Ranch, as more particularly described on **Exhibit "C"** attached hereto and incorporated herein by this reference (also referred

to as the Additional Real Property), to secure the payment and performance of Borrower's obligations under the Credit Agreement (each a "Tulare Co. Deed of Trust").

Section 1.04 **Additional Collateral**. Prior to June 30, 2014, Borrower shall provide Lender with additional Collateral consisting of approximately 760 acres of real property located in Tulare County, California, commonly referred to as Lemons 400 (the "New Collateral"), and Borrower shall satisfy all of the following in relation to the Additional Collateral:

(a) Borrower shall provide lender with an executed and acknowledged deed of trust in form and substance acceptable to Lender encumbering the New Collateral (the "Additional Deed of Trust");

(b) Borrower shall provide lender with an executed environmental certificate and indemnity agreement in form and substance acceptable to Lender, for the real property encumbered by the Additional Deed of Trust;

(c) Borrower shall cause First American Title Company or other title company acceptable to Lender to provide an irrevocable written commitment to issue a 2006 ALTA lender's title insurance policy, extended coverage, effective as of a date no earlier than the date and time or recording of the Additional Deed of Trust, insuring that the lien of the Additional Deed of Trust is prior and paramount to all other liens and encumbrances of any nature or kind whatsoever except such exceptions as Lender, in its sole discretion, may approve in writing;

(d) Borrower shall have completed an environmental questionnaire for the New Collateral;

(e) Borrower shall provide Lender evidence of a source of water on the New Collateral sufficient for Borrower's operations;

(f) Lender shall have received an appraisal of the New Collateral at the expense of Borrower and in form and substance satisfactory to Lender in Lender's sole discretion;

(g) Borrower shall provide Lender evidence of insurance coverage on the New Collateral, as required by the Credit Agreement or any other Loan Document;

(h) Borrower shall provide Lender evidence that all required licenses, permits or other documentation from any Governmental Authority for Borrower's operations and business on the New Collateral have been received; and

(i) Borrower shall provide Lender with any other evidence or documentation related to the New Collateral as Lender may reasonably require.

Section 1.05 **Effectiveness**. This Amendment shall become effective when and only when the Lender shall have received the following:

(a) counterparts of this amendment duly executed by Borrower;

(b) an executed and acknowledged Ventura Co. Deed of Trust;

(c) an executed and acknowledged Tulare Co. Deed of Trust for each of the Martinez Ranch, Chambers (Stage Coach Ranch), and the Bar W Ranch;

(d) an irrevocable written commitment by First American Title Company to issue 2006 ALTA lender's title insurance policies with extended coverage, in such form and with such endorsement as may be required by Lender, insuring that the lien of the Ventura Co. Deed of Trust and each Tulare Co. Deed of Trust is prior and paramount to all other liens and encumbrances of any nature or kind whatsoever except such exceptions as Lender, in its sole discretion, may approve in writing;

(e) an executed environmental certificate and indemnity agreement, in form and substance acceptable to Lender, for the real property encumbered by the Ventura Co. Deed of Trust and each Tulare Co. Deed of Trust;

(f) an environmental questionnaire completed by Borrower for the Additional Real Property;

(g) evidence provided by Borrower of a source of water on the Additional Real Property sufficient for Borrower's operations;

(h) an appraisal of the Additional Real Property at the expense of Borrower and in a form and substance satisfactory to Lender in Lender's sole discretion;

(i) evidence of insurance coverage on the Additional Real Property, as required in the Credit Agreement or any other Loan Document;

(j) evidence provided by Borrower that all required licenses, permits or other documentation from any Governmental Authority for Borrower's operations and business on the Additional Real Property have been received; and

(k) any other evidence or documentation related to the Additional Real Property as Lender may reasonably require from Borrower.

Section 1.05 **Representations and Warranties of Borrower.**

(a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of California.

(b) The execution, delivery and performance by Borrower of this Amendment and the Credit Agreement, as amended hereby are within Borrower's powers, have been duly authorized by all necessary company action and do not contravene Borrower's articles of incorporation or bylaws, or any law or any contractual restriction binding on or affecting Borrower, or result in, or require, the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the properties.

(c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for he due execution, delivery and performance by Borrower of this Amendment or the Credit Agreement, as amended hereby.

(d) This Amendment and the Credit Agreement, as amended hereby, constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

(e) No event listed in Section 12.01 of the Credit Agreement has occurred and is continuing.

Section 1.05 **References to and Effect on the Credit Agreement.**

(a) On and after the date hereof, each reference in the Credit Agreement to "this agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended by any prior amendments, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

Section 1.06 **Execution in Counterparts.** This amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

Section 1.07 **Governing Law.** This amendment shall be governed by, and construed in accordance with, the law (without giving effect to the conflicts of laws principles thereof) of the State of California.

Section 1.08 **Costs and Expenses.** The Borrower agrees to pay on demand all costs and expenses, in connection with the preparation, execution, delivery and administration of this amendment, including, without limitation the reasonable fees and out-of-pocket expenses of counsel for the Lender (who may be in-house counsel for the Lender), and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this amendment.

BORROWER

LIMONEIRA COMPANY, a Delaware corporation

Address for notices
1141 Cummings Road
Santa Paula, CA 93060
Attention: Joseph D. Rumley

By: ______________________
Harold S. Edwards, President and
Chief Executive Officer

By: ______________________
Joseph D. Rumley, Chief Financial Officer

LENDER

RABOBANK, N.A.

Address for notices:

45 E. River Park Place West, Suite 401
Fresno, CA 93720
Attention: Customer Service Representative

By: ______________________
Name: Matthew Allen
Title: SVP